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                                                              Exhibit 99.1

                            PROPERTY CAPITAL TRUST

                                177 Milk Street
                                   Suite 14B
                          Boston, Massachusetts 02109

 PROXY for the SPECIAL MEETING OF SHAREHOLDERS, May 24, 1999 at 9:00 A.M.
              This proxy is solicited on behalf of the Trustees.

THE UNDERSIGNED hereby appoint(s) Robert M. Melzer and Sharon M. Tuttle, and each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote as Proxy at the Special Meeting of Shareholders of Property Capital Trust (the "Trust"), to be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, on Monday, May 24, 1999, at 9:00 A.M., or at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If only one of said attorneys and proxies or substitutes shall be present at such meeting or at any adjournments or postponements thereof, then that one shall have all the powers granted to such attorneys and proxies.

Properly executed proxies will be voted as marked, and if not marked, will be voted "For" the propositions referred to in Items 1 and 2.

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 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

 Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?
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[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                                                      For    Against     Abstain
        1. Approval and adoption of the Agreement     [ ]      [ ]         [ ]
           and Plan of Merger, dated as of June 18, 1998, as amended, between the Trust and Maryland Property Capital Trust, Inc., a wholly-owned subsidiary of the Trust
           ("MPCT"), under which the Trust will
           merge into MPCT.


RECORD SHARE DATES:

                                                      For    Against     Abstain
                                                      [ ]      [ ]         [ ]
        2. Approval of a motion to adjourn or post-pone the special meeting to another time or place for the purpose of soliciting additional proxies in favor of approval and adoption of the merger and the merger agreement if the required vote is not present, in person or by proxy, at the special meeting.


        3. To transact such other business as may properly be brought before the special meeting or at any adjournments or postponements thereof.

           Mark box at right if comments or address              [ ]
           change have been noted on the reverse
           side of this card.

The undersigned acknowledge(s) receipt of the Notice of Special Meeting and Proxy Statement relating to this meeting. The undersigned hereby revokes any proxies heretofore given to vote said shares.




                         ----------------------
  Please be sure to      Date
    sign and date
this Proxy in the box
        below.
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--Shareholder sign here--------------------Co-owner sign here-------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   Detach above card, sign, date and mail in postage paid envelope provided.
                             PROPERTY CAPITAL TRUST

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the proposed merger that require your immediate attention and approval. These are discussed in detail in the proxy materials.

YOUR VOTE COUNTS, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. IF YOU DO NOT VOTE, IT WILL COUNT AS A VOTE AGAINST THE PROPOSED MERGER.

IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BANK OR BROKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. WITHOUT SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED AND THAT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign, detach and return your proxy card in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Shareholders on May 24, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Property Capital Trust